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                                                                  Exhibit 10.31

                             VSOURCE INC.
                          EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Vsource, Inc. Employee Stock Purchase Plan (the "Plan") is to provide an opportunity for employees of Vsource, Inc. (the "Company") and its Participating Subsidiaries (as defined herein) to purchase shares of common stock, par value $0.01 per share, of the Company ("Common Stock") at a discount through voluntary automatic payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

1. SHARES SUBJECT TO PLAN. An aggregate of seven million (7,000,000) shares of Common Stock (the "Shares") may be sold pursuant to the Plan. Such Shares may be authorized but unissued Common Stock, treasury shares or Common Stock purchased by the Company in the open market. If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of Shares available for sale shall be equitably adjusted by the Committee appointed to administer the Plan to give proper effect to such change.

2. ADMINISTRATION. The Board of Directors of the Company ("Board") shall appoint a committee consisting of at least two of its members, that will have the authority and responsibility for the day-to-day administration of the Plan(the "Committee"). Each member of the Committee shall be a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3") (or any successor to such Rule) as now or hereafter amended. The Committee shall have the authority to make rules and regulations governing the administration of the Plan, and any interpretation or decision made by the Committee regarding the administration of the Plan shall be final and conclusive. The Committee may determine prior to each Enrollment Period (as defined in paragraph 7) to limit the number of Shares which may be offered with respect to that Enrollment Period and the manner of allocating the Shares among eligible employees. The Committee may delegate its responsibilities for administering the Plan to any one or more persons as the Committee deems necessary or appropriate; provided, however, that the Committee may not delegate its responsibilities under this Plan to the extent such delegation would cause the Plan to fail to satisfy the administration requirements as defined in Rule 16b-3 (or any successor to such Rule). No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any Shares offered hereunder.

3. ELIGIBILITY.
  (a) All full-time employees of the Company and of any Participating Subsidiary of the Company, which has been specifically designated by the Board as participating in the Plan, shall be eligible to participate in the Plan.
For purposes of the Plan, a "Participating Subsidiary" means any present or future parent or subsidiary corporation of the Company (within the meaning of Section 424(e) or (f) of the Code) that is specifically designated by the Board as a participant in the Plan by written instrument delivered to the designated Participating Subsidiary. Such written instrument shall specify the effective date of such designation and shall become, as to such Participating Subsidiary and persons in its employment, a part of the Plan. The terms of the Plan may be modified as applied to any Participating Subsidiary only to the extent permitted under Section 423 of the Code. Transfers of employment among the Company and any Participating Subsidiary shall not be considered a termination of employmenthereunder. Any Participating Subsidiary may, by appropriate action of its Board

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of Directors, terminate its participation in the Plan. The Board may, in its discretion, terminate a Participating Subsidiary's participation in the Plan at any time.

        (b) Notwithstanding paragraph 3(a), the following employees shall not be eligible to participate in the Plan: (1) employees who have been employed by the Company or a Participating Subsidiary for less than six (6) months prior to an Enrollment Date, (2) employees whose customary employment by the Company or a Participating Subsidiary is 20 hours or less per week, (3) employees whose customary employment by the Company or a Participating Subsidiary is for not more than five months in any calendar year, and (4) employees who, as of the first day of an Enrollment Period, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary (within the meaning of Code Section 424(e) or (f).

4.  PARTICIPATION.

        (a) An eligible employee may elect to participate in the Plan as of any Enrollment Date. "Enrollment Dates" shall occur on the first day of an Enrollment Period (as defined in paragraph 7(a)). Any such election shall be made by completing and forwarding an enrollment and payroll deduction authorization form to the designated Plan representative prior to such Enrollment Date, authorizing payroll deductions in an amount (to be specified as a whole percentage) not greater than 10% and not less than 1% of the employee's Compensation (as defined below) for the payroll period to which the deduction applies. A participating employee may discontinue his or her participation in the Plan as provided in paragraph 6 hereof. Subject to the limitations in this paragraph 4(a), a participant may increase or decrease the rate of his or her payroll deductions during the Enrollment Period by completing and filing with the Company a revised payroll deduction form authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of participation rate changes during any Enrollment Period. A change in the rate of participation during an Enrollment Period shall be effective with the second full payroll period following the Company's receipt of the revised payroll deduction form unless the Company elects to process a given change in participation more quickly. All contributions to the Plan will be through payroll deductions as specified above, and no direct contributions to the Plan will be permitted.

        (b) For purposes of this Plan, the term "Compensation" means the participating employee's base salary and, at the participating employee's election, incentive compensation, bonus or similar payments not made or payable on a regular basis at each regular pay period date), in each case determined before any deductions for salary deferrals under any applicable Code Section 401(k) plan in which the employee is a participant, and before any deduction for required federal or state withholding taxes and any other amounts which may be withheld pursuant to the Company's medical or health plans, retirement or provident plans or otherwise. Any amounts payable to a participating employee during an Enrollment Period not described in the preceding sentence shall not be treated as Compensation for purposes of this Plan.

        (c) Subject to the limitations set forth in paragraph 7, a participant
(i)who has elected to participate in the Plan pursuant to paragraph 4(a) as of an Enrollment Date and (ii) who takes no action to change or revoke such election as of the next following Enrollment Date and/or as of any subsequent Enrollment Date shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Enrollment Date(s) as was in effect immediately prior to any such Enrollment Date.

        (d) If participation in this Plan is extended to the employees of Participating Subsidiaries that are not located in the United States then, unless otherwise specified by the Committee, payroll deductions made with respect to any such employees in currencies other than the United States dollar

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shall be accumulated in the currency in which such payroll is otherwise made and shall be converted to United States dollars at the applicable exchange rate (as determined by the Committee) in effect on the applicable Enrollment Date.

5. PAYROLL DEDUCTION ACCOUNTS. The Company shall establish a "Payroll Deduction Account" for each participating employee, and shall credit all payroll deductions made on behalf of each employee pursuant to paragraph 4 to his or her Payroll Deduction Account. No interest shall be credited to any Payroll Deduction Account.

6. WITHDRAWALS. A participating employee may withdraw from the Plan at any time up to the date that is 30 days before the end of an Enrollment Period by completing and forwarding a written notice of withdrawal to the designated Plan representative, in accordance with the procedures established by the Committee. Upon receipt of such notice, payroll deductions on behalf of the employee shall be discontinued commencing with the following payroll period, and such employee may not again be eligible to participate in the Plan until the second succeeding Enrollment Period following the date of such employee's notice of withdrawal. Amounts credited to the Payroll Deduction Account of any employee who withdraws shall be paid to him or her in cash, without interest thereon, as soon as practicable after receipt of the notice of withdrawal.

7.  ENROLLMENT PERIODS.

    (a) Enrollment in the Plan shall be implemented by consecutive six-month "Enrollment Periods" with a new Enrollment Period commencing on the first trading day on or after the first day of each May and November during the term of the Plan, or on such other date as the Committee shall determine, and continuing thereafter to the end of such period, subject to termination in accordance with paragraph 17 hereof. The first Enrollment Period hereunder shall commence on November 1, 2001 or such other date as the Committee shall determine. The Committee shall have the power to change the duration of Enrollment Periods (including the commencement dates thereof) with respect to future offerings. Payroll deductions made on behalf of each participating employee during an Enrollment Period shall, except as otherwise provided in paragraphs 6 or 12 hereof, be used to purchase Shares under the Plan on the applicable Share Purchase Date following the end of the Enrollment Period, as provided in paragraph 7(b).

      (b) The fifth business day following the end of each Enrollment Period prior to the termination of the Plan (or such other trading date as the Committee shall determine) shall constitute the purchase dates (the "Share Purchase Dates") on which each participating employee for whom a Payroll Deduction Account has been maintained shall purchase that number of Shares determined in accordance with paragraph 8(a).

8.  PURCHASE OF SHARES.

    (a) Subject to the limitations set forth in paragraph 7, each employee participating in an offering shall have the right to purchase as many whole and fractional Shares as may be purchased with the amounts credited to his or her Payroll Deduction Account as of the last day of the Enrollment Period immediately preceding the applicable Share Purchase Date (the "Cutoff Date"). On each Share Purchase Date, the amount credited to each participating employee's Payroll Deduction Account as of the immediately preceding Cutoff Date shall be applied to purchase as many whole and fractional Shares as may be purchased with such amount at the Purchase Price determined under paragraph 8(b).

   (b) The "Purchase Price" for Shares purchased under the Plan shall be equal to 85% of the "fair market value" of the Company's Common Stock on the first day of the Enrollment Period or on the last day of the Enrollment Period, whichever amount is lower. For all purposes under the Plan, the "fair market value" of a share of the Company's Common Stock on any relevant date shall be determined in accordance with the following provisions:

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       (i) If the Common Stock is at the time traded on the Nasdaq National
Market, then the fair market value shall be the closing sales price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing sales price for the Common Stock on the date in question, then the fair market value shall be the closing sales price on the last preceding date for which such quotation exists.

       (ii) If the Common Stock is at the time listed on any Stock Exchange, then the fair market value shall be the closing sales price per share of Common Stock on the date in question on the Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing sales price for the Common Stock on the date in question, then the fair market value shall be the closing sales price on the last preceding date for which such quotation exists.

       (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the fair market value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

       The Committee shall have the authority to establish a different Purchase Price as long as any such Purchase Price complies with the provisions of Section 423 of the Internal Revenue Code.

   (c) Notwithstanding the foregoing, the Company shall not permit the exercise of any right or option to purchase Shares which would permit an employee's rights to purchase shares under this Plan, or under any other qualified employee stock purchase plan maintained by the Company or any subsidiary, to accrue during any calendar year at a rate in excess of $25,000 of the fair market value (as defined in paragraph 8(b) hereof) of such shares, determined at the time such rights are granted for each calendar year in which the right is outstanding at any time. For purposes of this paragraph 8(c), the provisions of Code Section 424(d) shall apply in determining the stock ownership of an employee. Payroll deductions that are limited by this paragraph 8(c) shall re-commence at the rate provided in such participant's payroll deduction authorization at the beginning of the first Enrollment Period that is scheduled to end in the following calendar year, unless the participant changes the amount of his payroll deduction authorization pursuant to paragraph 4, withdraws from the Plan as provided in paragraph 6 or is terminated from participating in the Plan as provided in paragraph 12.

    (d) Any amounts remaining in an employee's Payroll Deduction Account in excess of the amount that may properly be applied to the purchase of Shares shall remain in such account to purchase Shares as of the next following Share Purchase Date, unless the Plan is subsequently terminated or the employee otherwise ceases to participate in the Plan, in which event such excess shall be refunded to the employee as soon as practicable, without interest thereon.

9. BROKERAGE ACCOUNTS OR PLAN SHARE ACCOUNTS. By enrolling in the Plan, each participating employee shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each participating employee to be established by the Company or by an outside entity selected by the Committee (a "custodian") which is not a brokerage firm. Shares purchased by an employee pursuant to the Plan shall be held in the employee's brokerage or Plan share account ("Plan Share Account") in his or her name.

10. RIGHTS AS STOCKHOLDER. A participating employee shall have no rights as a stockholder with respect to Shares under this Plan until payment for such Shares has been completed at the close of business on the relevant Share

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Purchase Date, and upon such payment the employee shall have all rights (voting and otherwise) with respect to such Shares. With respect to any Shares held in an employee's Plan Share Account, the Company or the custodian, as the case may be, shall, in accordance with procedures adopted by the Company or the custodian, facilitate the employee's voting rights attributable thereto. All dividends attributable to any Shares held in an employee's Plan Share Account shall, in accordance with separate procedures to be adopted by the Company or the custodian and subject to any rights of withdrawal specified above, be held and will be used for the purchase of Shares on any Share Purchase Date at the applicable Purchase Price hereunder.

11.  CERTIFICATES;  TRANSFER  RESTRICTIONS;  NOTICE  OF  DISPOSITION.

     (a) Certificates for Shares purchased under the Plan will not be issued automatically. However, certificates for whole and fractional Shares purchased under the Plan shall be issued as soon as practicable following an employee's written request. The Company may impose a reasonable charge for the issuance of such certificates. Such certificates will only be issued in the employee's name and not in any street name or in any other fashion. The Committee may cause Shares issued under the Plan to bear such legends or other appropriate restrictions, and the Committee may take such other actions, as it deems appropriate in order to reflect the transfer restrictions set forth in paragraph 11(b) and to assure compliance with applicable laws.

     (b) Shares purchased under the Plan may be sold at any time at the discretion of the employee purchasing such shares.

     (c) Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased pursuant to this Plan if such disposition occurs less than two (2) years from the first day of the Enrollment Period with respect to which such shares were purchased (the "Notice Period"). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

12.  TERMINATION OF EMPLOYMENT.

     (a) Payroll deductions on behalf of a participating employee shall be discontinued, and the employee shall be considered to have immediately withdrawn from the Plan, upon the first to occur of (i) a termination of a participating employee's employment with the Company or a Participating Subsidiary for any reason whatsoever (including but not limited to a transfer to a non-Participating Subsidiary), (ii) the giving of notice by a participating employee of such employee's intent to terminate employment without cause, where such employee is required under the terms of such employee's employment agreement to give notice to the Company or a Participating Subsidiary of such employee's intent to terminate employment, (iii) the employee otherwise ceasing to be eligible to participate in the Plan within the meaning of paragraph 3 hereof, or (iii) the occurrence of any circumstances described in paragraph 12(c) below. Upon any withdrawal from the Plan pursuant to this paragraph 12, any amounts then credited to the employee's Payroll Deduction Account shall be paid to the employee, without interest thereon, as soon as practicable following such withdrawal and shall not be used to purchase Shares.

     (b) If a participating employee's participation in the Plan is terminated under paragraph 12(a), any Shares purchased under the Plan that are held by the Company, or by custodian or other authorized brokerage firm under paragraph 9 hereof, shall, within a reasonable period following such termination of participation, be issued to such employee subject to the procedures and limitations set forth in paragraph 11(a).

     (c) For purposes of this Section 12, an employee will not be deemed to have

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terminated employment or failed to remain in the continuous employ of the
Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Committee provided that
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such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13. RIGHTS NOT TRANSFERABLE. Rights granted under this Plan are not transferable by a participating employee, and are exercisable during an employee's lifetime only by the employee.

14. EMPLOYMENT RIGHTS. Neither participation in the Plan, nor the exercise of any right or option granted under the Plan, shall be made a condition of employment, or of continued employment with the Company or of any parent or subsidiary.

15. APPLICATION OF FUNDS. All funds received by the Company for Shares sold by the Company on any Share Purchase Date pursuant to this Plan may be used for any corporate purpose. No interest shall be paid or credited to any participant.

16. SECURITIES LAWS. Sales of Shares under the Plan are subject to, and shall be accomplished only in accordance with, the requirements of all applicable securities and other laws. The Company shall not be obligated to issue any Shares under the Plan at any time when the offer, issuance or sale of Shares covered by any right hereunder has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Shares may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares. Further, all Shares acquired pursuant to the Plan shall be subject to the Company's policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of rights to purchase shares granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall comply with any applicable provisions of Rule 16b-3. As to such persons, this Plan shall be deemed to contain, and such rights shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

17. AMENDMENTS AND TERMINATION. The Committee may amend the Plan at any time, provided that no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule. The Committee may suspend the Plan or discontinue the Plan at any time for any reason. Upon any such suspension or termination of the Plan, all payroll deductions shall cease and all amounts then credited to participating employees' Payroll Deduction Accounts shall be refunded, without interest thereon.

18. APPLICABLE LAWS. The Company's obligation to offer, issue, sell or deliver Shares under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Shares, as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan to the contrary, the Company shall not be obligated to offer, issue, sell or deliver Shares under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy, prohibit the Company from taking any such action with respect to such employee.

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19.  EXPENSES.  Except to the extent provided in paragraph 11, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to participating employees, shall be borne by the Company and its qualified subsidiaries.

20.  COMMITTEE  RULES  FOR  LOCAL  JURISDICTIONS.

     (a) The Committee may adopt rules or procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures if participation in this Plan is extended to employees of qualified subsidiaries located outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, conversion of local currency, payroll tax withholding procedures and handling of stock certificates which vary with local law requirements.

     (b) If participation in this Plan is extended to employees of qualified subsidiaries located outside of the United States, the Committee may also adopt sub-plans applicable to particular subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the terms of any such sub-plan, the provisions of this Plan shall govern the operation of any such sub-plan.

21. NO ENLARGEMENT OF EMPLOYEE RIGHTS. Nothing contained in this Plan shall be deemed to give any employee the right to be retained in the employ of the Company or of any subsidiary or to interfere with the right of the Company or subsidiary, subject to any written employment contract to the contrary, to discharge any employee at any time.

22. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Code Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Code Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Code
Section 423. This paragraph 22 shall take precedence over all other provisions in this Plan.

23. GOVERNING LAW. This Plan shall be governed by and construed in accordance with Delaware law, except for its conflicts of laws principles to the extent they might lead to the application of the laws of another jurisdiction.

24. TERM OF THE PLAN. The Plan shall be effective upon the date of its approval by the stockholders of the Company. Except with respect to rights then outstanding, if not sooner terminated under the provisions of paragraph 17, the Plan shall terminate upon, and no further payroll deductions shall be made and no further rights to purchase shares shall be granted after, December 31, 2011.